Exhibit 10.2

BANK7 CORP.
2018 EQUITY INCENTIVE PLAN

NOTICE OF STOCK AWARD

Subject to the terms and conditions of this Notice of Stock Award (this "Notice"), the Stock Award Agreement attached hereto (the "Award Agreement"), and the Bank7 Corp. 2018 Equity Incentive Plan (the "Plan"), the below individual (the "Participant") is hereby granted the below number of shares of the common stock, par value $0.01 (the "Shares") in Bank7 Corp., an Oklahoma corporation (the "Company").  Unless otherwise specifically indicated, all terms used in this Notice have the meanings set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name:	John T. Phillips
Date of Grant:	September 5, 2019
Number of Shares	305,625

Vesting Schedule:

The Shares are not subject to a vesting schedule.   Participant shall have full ownership of the Shares on the date of grant.

Representations and Agreements of the Participant:

The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that he is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates.  The Participant represents to the Company that he is familiar with the terms of this Notice, the Award Agreement and the Plan, and hereby accepts the Shares subject to all of their terms.  The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan will be resolved solely by the Committee.

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BANK7 CORP.

2018 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Stock Award (the "Notice"), This Stock Award Agreement (this "Award Agreement"), and the Bank7 Corp. 2018 Equity Incentive Plan (the "Plan"), Bank7 Corp., an Oklahoma corporation (the "Company") hereby grants the individual set forth in the Notice (the "Participant") shares of the Company’s common stock, par value $0.01 (the "Shares").  Unless otherwise specifically indicated, all terms used in this Award Agreement have the meanings set forth in the Notice or the Plan.

1.           Grant of Shares.  The principal features of the Shares, including the number of Shares subject to the Award, are set forth in the Notice.

2.           Taxes.  The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant's receipt of or disposition of, the Shares.

(a)          Representations.  The Participant has reviewed with the Participant's tax advisors the tax consequences of this Award Agreement and the Shares granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant hereby acknowledges and understands that the Participant (and not the Company) will be responsible for the Participant's tax liability that may arise as a result of the Participant receiving this Award Agreement and the Shares granted hereunder.

(b)          Payment of Withholding Taxes.  The Participant will make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any Shares.  The Committee has authorized a "net withholding" for purposes of the Participant satisfying his or her obligations under this Section 2(b).  The Participant hereby acknowledges the Company's obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 2(b).  Therefore, a failure of the Participant to reasonably satisfy this Section 2 in accordance with the Committee's sole and absolute discretion will result in the automatic termination and expiration of this Award Agreement and the Company's obligations hereunder.  The Participant hereby agrees that a breach of this Section 2(b) will be deemed to be a material breach of this Award Agreement.

3.           Notice.  Any notice required by the terms of this Award Agreement must be given in writing and will be deemed to be effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice must be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

4.           Successors and Assigns.  Except as provided herein to the contrary, this Award Agreement is binding upon and will inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

5.          No Assignment.  Except as otherwise provided in this Award Agreement, the Participant may not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.  The Company is permitted to assign its rights or obligations under the Notice or this Award Agreement.

6.          Construction; Severability.  The captions used in this Award Agreement are inserted for convenience and are not to be deemed to be a part of this Award Agreement for construction or interpretation.  Except where otherwise indicated by the context, the singular form includes the plural form and the plural form includes the singular form.  Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.  The validity, legality or enforceability of the remainder of this Award Agreement will not be affected even if one or more of the provisions of this Award Agreement are held to be invalid, illegal or unenforceable in any respect.

7.           Administration and Interpretation.  Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement will be final, conclusive and binding on the Participant, the Company and all other persons.  Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the Shares hereunder must be submitted by the Participant to the Committee.  The resolution of such question or dispute by the Committee will be final and binding on all parties.

8.          Counterparts.  This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument.

9.           Entire Agreement; Governing Law; and Amendments.  The provisions of the Plan and the Notice are incorporated herein by reference.  The Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and the Participant.  This Award Agreement is governed by the laws of the State of Oklahoma applicable to contracts executed in and to be performed in that State.

10.        Venue.  The Company, the Participant and the Participant's assignees agree that any suit, action or proceeding arising out of or related to the Notice, this Award Agreement or the Plan must be brought in the United States District Court for the Western District of Oklahoma (or should such court lack jurisdiction to hear such action, suit or proceeding, in a state court in Oklahoma) and that all parties submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 10 are for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

11.          Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed to be a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

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DATED, this 5th day of September 2019.

COMPANY	Bank7 Corp., an Oklahoma corporation

	By:	/s/ Kelly J. Harris
Kelly J. Harris, Chief Financial Officer

PARTICIPANT	/s/ John T. Phillips
John T. Phillips